EXHIBIT 10.3

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of _________, 2012 (“Agreement”), by and among HYDE PARK ACQUISITION CORP. II, a Delaware corporation (“Company”), LAURENCE S. LEVY, EDWARD LEVY, KNOTT PARTNERS, LP, KNOTT PARTNERS OFFSHORE MASTER FUND, L.P., SHOSHONE PARTNERS, L.P., DAVID M. KNOTT, MATTHEW CAMPBELL, GREG RICE, WALTER MCLALLEN, NMJ TRUST II, Steve Tananbaum, Calm Waters LP, Shelley Bergman, Richard Shuster, Gregory Weiss, 1837 Partners LP, 1837 Partners QP, LP, 1837 Partners Ltd., Barkley J. Stuart Revocable Trust, Diamond Jack Irrevocable Trust, Nicola Ziman, James Greenberg, Richard Klapow, Jason Grant and Mark Dalton (collectively “Initial Stockholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _________, 2012 (“Underwriting Agreement”), with Deutsche Bank Securities Inc. (“Deutsche Bank”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 7,500,000 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company, plus an additional 1,125,000 Shares of Common Stock if the Underwriters exercise their over-allotment option in full, all as more fully described in the Company’s final Prospectus, dated _________, 2012 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-174030) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on _________, 2012 (“Effective Date”).

WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the shares of Common Stock to deposit their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Shares”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.           Appointment of Escrow Agent.  The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Shares.  On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing such Initial Stockholder’s respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement.  Each Initial Stockholder acknowledges that the certificate representing such Initial Stockholder’s Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

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3.           Disbursement of the Escrow Shares.

3.1           The Escrow Agent shall hold the Escrow Shares until one year after the consummation of a Business Combination (the “Escrow Period”); provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time after the date hereof, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that the Escrow Agent (i) shall disburse each Initial Stockholder’s Escrow Shares (and any applicable share power) to such Initial Stockholder, if, within one year after the Company consummates a Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) (A) shall disburse fifty percent (50%) of each Initial Stockholder’s Escrow Shares to such Initial Stockholder, if, within one year after the Company consummates a Business Combination, the last sales price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after such Business Combination, and (B) shall disburse the remaining fifty percent (50%) of each Initial Stockholder’s Escrow Shares to such Initial Stockholder, if, within one year after the Company consummates a Business Combination, the last sales price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after such Business Combination, in each case upon receipt of a notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

3.2           Notwithstanding Section 3.1, if the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 shares of Common Stock of the Company in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), the Initial Stockholders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Shares held by each Initial Stockholder determined by multiplying (a) the product of (i) 281,250, multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Shares held by each Initial Stockholder, and (y) the denominator of which is the total number of Escrow Shares, by (b) a fraction (“Overallotment Fraction”), (i) the numerator of which is 1,125,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,125,000. The Company shall promptly provide notice to the Escrow Agent of the expiration or termination of the Underwriters’ over-allotment option and the number of shares of Common Stock, if any, purchased by the Underwriters in connection with their exercise thereof.

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4.           Rights of Initial Shareholders in Escrow Shares.

4.1           Voting Rights as a Stockholder.  Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2           Dividends and Other Distributions in Respect of the Escrow Shares.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares held in escrow at the time of the dividend shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) with respect to the Escrow Shares held in escrow at the time of the dividend shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3           Restrictions on Transfer.  During the Escrow Period, while any Escrow Shares are still held by the Escrow Agent pursuant to the terms of this Agreement, the only permitted transfers of such Escrow Shares will be (i) to the Initial Stockholders or to the Company’s officers, directors and employees, (ii) if the Initial Stockholder is an entity, as a distribution to partners, members, stockholders or affiliates of the Initial Stockholder upon the liquidation and dissolution of the Initial Stockholder, (iii) by bona fide gift to a member of the Initial Stockholder’s immediate family or to a trust, the beneficiary of which is the Initial Stockholder or a member of the Initial Stockholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Initial Holder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales at prices no greater than the price at which the Escrow Shares were originally purchased or (viii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case, except for clause (viii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined below) signed by the Initial Stockholder transferring the Escrow Shares.

4.4           Insider Letters.  Each of the Initial Stockholders has executed a letter agreement with Deutsche Bank and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

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5.           Concerning the Escrow Agent.

5.1           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2           Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3           Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4           Further Assurances.  From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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5.5           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder.  If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8           Waiver.  The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.           Miscellaneous.

6.1           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6.2           Third Party Beneficiaries.  Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Deutsche Bank.

6.3           Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6           Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

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If to the Company, to:

Hyde Park Acquisition Corp. II

500 Fifth Avenue, 50th Floor

New York, New York 10110

Attn:  Laurence S. Levy, Chairman and Chief Executive Officer

Fax No.:  (___) ___-____

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:  Chairman

A copy of any notice sent hereunder shall be sent to:

Deutsche Bank Securities Inc.

300 South Grand Avenue

Los Angeles, California 90071

Attn:  Stan Budeshtsky

Fax No.:  (213) 985-2425

and:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn:  David Alan Miller, Esq.

and:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn:  Gregg A. Noel, Esq.

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The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7           Liquidation of the Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Prospectus.

[Signature Page Follows]

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WITNESS the execution of this Agreement as of the date first above written.

COMPANY:

HYDE PARK ACQUISITION CORP. II

By:
Name:
Title:

INITIAL STOCKHOLDERS:

Laurence S. Levy

Edward Levy

KNOTT PARTNERS, LP

By:
Name:
Title:

KNOTT PARTNERS OFFSHORE MASTER FUND, L.P.

By:
Name:
Title:

SHOSHONE PARTNERS, L.P.

By:
Name:
Title:

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David M. Knott

Matthew Campbell

Greg Rice

Walter McLallen

NMJ TRUST II

By:
Name:
Title:

Steve Tananbaum

Calm Waters LP

Shelley Bergman

Richard Shuster

Gregory Weiss

1837 Partners LP

By:
Name:
Title:

1837 Partners QP, LP

By:
Name:
Title:

1837 Partners Ltd.

By:
Name:
Title:

Barkley J. Stuart Revocable Trust

By:
Name:
Title:

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Diamond Jack Irrevocable Trust

By:
Name:
Title:

Nicola Ziman

James Greenberg

Richard Klapow

Jason Grant

Mark Dalton

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

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